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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 1998


                         WCOLLECT.COM, INC.
                     ---------------------------
      (Exact name of registrant as specified in its charter)


FLORIDA                                            95-4727693
-------                                            ----------
(State or other                                    (IRS Employer
jurisdiction of incorporation)                     Identification Number)

Suite 650, 9107 Wilshire Boulevard
Beverly Hills, California                          90210-5519
----------------------------------------           ----------
(Address of principal executive offices)           (Zip Code)

Registrants telephone number, including area code  1-800-730-5505
                                                   --------------

Commission File Number: 0-27659


-------------------------------                    -----------
(Former name or former address,                    (Zip Code)
if changed since last report.)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     None

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None

ITEM 5. OTHER EVENTS

     None


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

On December 8, 1999, the following directors and officers resigned their positions with the Company:

Director/Officer        Position held           Date of Resignation
----------------        ------------------      -------------------
Andrew Zucker           Director/Secretary      December   8, 1999
Stewart Irvine          Director/President      December   8, 1999

Then on December 22, 1999, the following directors and officers resigned their positions with the Company:

Director/Officer		Position held		Date of Resignation
----------------        ------------------      -------------------
Clifford Wildes         Director/COO            December 22, 1999
Robert Cabral           Director                December 22, 1999
William Stratton        Director/Secretary      December 22, 1999

There are currently no directors serving on the board of directors for the Company which will require a shareholder meeting for an election of a new board. The Company's only remaining executive officer is Mr. Ken Maude, Chief Financial Officer.

Resignations of Stewart Irvine and Andrew Zucker as Directors and
Officers of the Company

The Company received the resignation of Mr. Stewart Irvine as a director and as President of the Company on December 8, 1999. Mr. Irvine had served as a director and the President of the Company from February 16, 1999 to December 8, 1999. The Company also received the resignation of Mr. Andrew Zucker as a director and Secretary of the Company on December 8, 1999. Mr. Zucker served as a director and Secretary of the Company from February 16, 1999 to December 8, 1999. Mr. Zucker served as Treasurer of the Company from February 16, 1999 to October 1, 1999. In their letters of resignation, neither Mr. Irvine, nor Mr. Zucker, provided reasons for their actions; however, Mr. Zucker also simultaneously resigned as legal counsel to the Company and provided the letter attached as Exhibit 1 as an explanation for the reasons behind his resignation in that capacity.

The resignations of Mr. Irvine and Mr. Zucker followed the disclosure to the Company's Board of Directors of the following claims against the Company:

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(1)	Mr. Harry Freedman and Freedman & Associates demanded the
delivery of a total of 143,750 shares of the Company's common stock and the payment of $18,545.14. The demands arose from an executive consulting agreement purporting to be signed between MindCorp, LLC ("MindCorp"), a subsidiary of the Company, and Freedman & Associates and a subsequent agreement signed between the Company and Freedman & Associates which purports to amend the original executive consulting agreement. Mr. Freedman and Freedman & Associates claim that the executive consulting contract and the amending agreement obligate the Company to deliver a total of 143,750 shares of the Company's common stock to Freedman & Associates. The agreements are the subject of claims made by Mr. Harry Freedman and Freedman & Associates against the Company and the subject of the action commenced by Mr. Harry Freedman against the Company, Unific.com, Mr. Irvine and Mr. Zucker. See "Legal Proceedings" below.

The Company has denied any liability or obligation to Mr. Freedman and Freedman & Associates, including any obligation to deliver any shares of Common Stock. The Company maintains that Mr. Freedman and Freedman & Associates wrongfully terminated the executive consulting contract. The Company also maintains that if there is any obligation to deliver shares of the Company's common stock to Harry Freedman or Freedman & Associates, the obligation is an obligation of Mr. Irvine personally. Mr. Irvine verbally advised the Company's Board of Directors that he will assume the obligation to deliver the 143,750 shares to Harry Freedman and Freedman & Associates if it is subsequently determined that the Company has an obligation to deliver those shares.

(2)	Mr. Paul Cohen claimed that he is entitled to the delivery of
118,750 shares of the Company's common stock. This demand arose from an executive consulting agreement purporting to be signed between MindCorp and Mr. Cohen. Mr. Cohen claimed that the executive consulting contract obligates the Company to deliver a total of 118,750 shares of the Company's common stock to Mr.
Cohen.

The Company has denied any liability or obligation to Mr. Cohen, including any obligation to deliver any shares of Common Stock. The Company also maintains that if there is any obligation to deliver shares of the Company's common stock to Mr. Cohen, the obligation is an obligation of Mr. Irvine. Mr. Irvine verbally advised the Company's Board of Directors that he will assume the obligation to deliver the 118,750 shares to Mr. Cohen if it is subsequently determined that the Company has an obligation to deliver these shares.

(3)	ViaMax demanded the immediate payment of the sum of $33,000.
The Company has received written demand for immediate payment of this amount. See "Legal Proceedings" below.

(4)	Mr. Michael Silva demanded the sum of $17,000 as unpaid
expenses arising from a consulting contract between the Company and Mr. Silva which was terminated in June, 1999. Mr. Silva has also claimed an entitlement to exercise certain options to purchase Common Stock which had been granted to Mr. Silva. The Company is in the process of assessing whether Mr. Silva is due any unpaid expenses or entitled to any options.

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Mr. Zucker delivered the resignation of Lowy & Zucker, LLP to the
Company on December 8, 1999. In delivering his firm's resignation, Mr. Zucker stated that the reasons for resignation included the following: (i) Mr. Irvine purportedly failed to heed his firm's legal advice in a number of instances; (ii) Mr. Irvine purportedly executed documents binding the Company prior to his firm's review; (iii) Mr. Irvine purportedly may have failed to make full disclosure in the Company's initial Form 10-SB filing; and (iv) the potential conflict of interest arising from Mr. Zucker being named a party to the action commenced by Harry Freedman and Freedman & Associates. As mentioned above, a copy of this resignation letter is attached as an Exhibit.


Resignations of Robert Cabral, Clifford Wildes and William
Stratton Directors and Officers of the Company

The Company received the resignations of Robert Cabral, Clifford Wildes and William Stratton as directors of the Company on December 22, 1999. Mr. Wildes also resigned as Chief Operating Officer of the Company on December 22, 1999. In delivering his resignation, Mr. Wildes stated that he was resigning due to recent discoveries of disputes involving the Company that were not reported to the United States Securities and Exchange Commission and the Company's failure to meet its obligations under the Company's compensation agreement with Mr. Wildes. Mr. Cabral and Mr. Stratton did not provide any written reasons for their resignations as directors and officers of the Company. A copy of the written resignation of Mr. Wildes is attached hereto as
Exhibit 2.


Legal Proceedings

The Company has been named as a defendant to a legal proceeding commenced against the Company by Varcom Internet Communications and Commerce Solutions Inc. ("Varcom") in the Supreme Court of British Columbia. Varcom alleges that the amount of $41,481.28 CDN is payable by the Company to Varcom on account of network access and software usage services provided from January, 1999 to October, 1999 and licensing fees in connection with the network access and software usage services. The Company believes the action is without merit and has filed a Statement of Defense in the Supreme Court of British Columbia. The Company has also filed a counter-claim against Varcom in the Supreme Court of British Columbia alleging that the operation problems experienced by the Company were the direct result of the inability and failure of Varcom to perform its obligations to the Company pursuant to the Web site development agreement. The Company maintains that the negligent misrepresentations of Varcom and its breaches of the Web site development agreement caused the Company damages, including
(i) overpayment of amounts to Varcom; (ii) delay in commencing the proper operation of the Company's business with consequent loss of
income;   (iii) the inability of the Company to carry on its
business subsequent to the shut-down by Varcom of the Company's Web sites; (iv) damages to the Company's business reputation; and
(v) loss of competitiveness.

The Company has been named as a defendant in an action commenced by Mr. Harry Freedman in the Court of Common Please of Philadelphia County - Trial Division on November 24, 1999. The Company has been served with a complaint. Mr. Stewart Irvine, Mr. Andrew Zucker and Unific.com, Inc., a subsidiary of the Company, have also been named as defendants in the complaint. The complaint states that Mr. Freedman's claim is based in contract and is for damages

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in excess of $50,000.   Mr. Freedman has made previous written
demands against the Company for payment of an amount equal to $18,545.14 and the delivery of 143,750 shares of Common Stock.
The dispute arises from an executive consulting agreement dated February 12, 1999 between MindCorp, LLC and Freedman and Associates, Inc. and an agreement between the Company and Freedman & Associates that purports to amend the original executive consulting agreement. The Company has denied that it has any obligation to Mr. Freedman to pay any money or deliver any stock as a result of breaches by Mr. Freedman of the executive consulting contract, including the wrongful termination of the executive consulting contract by Mr. Freedman.

The Company has received a demand for payment of the amount of $33,000 from Via Max, a company owned by artist Peter Max. The amount demanded is alleged to be owed by ArtWorks to Via Max pursuant to an agreement between ArtWorks and Via Max. Via Max has threatened to commence legal action if this amount is not paid. ArtWorks has not made payment of the amount demanded. The Company has not received any notice that any legal action has been commenced.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

No cash was exchanged in this transaction; nor will it.

The most recent financial information for the Company can be found in its Form 10SB filed on October 18, 1999. Such information is incorporated by reference herein.

Exhibit Number      Description

1. Resignation of Lowy & Zucker, LLP as legal counsel dated December 8, 1999
2.                  Resignation Letter of Clifford Wildes dated
                    December 22, 1999

ITEM 8.  CHANGE IN FISCAL YEAR

     None

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                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WCOLLECT.COM, INC.


/s/ Ken Maude
__________________________________
Ken Maude, Chief Financial Officer

Date:        January 13, 2000